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                                                                     EXHIBIT 5.1

                              Rosenman & Colin LLP

_____ __, 2000

Shelbourne Properties II, Inc.
5 Cambridge Center
9th Floor
Cambridge, Massachusetts 02142

Gentlemen:

         We have acted as counsel to Shelbourne Properties II, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of 1,237,916 shares of common stock, par value $.01 per share ("Common Stock"), of the Company. This opinion is being delivered in connection with the Company's Registration Statement on Form S-4 (No. 333-30210) (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended. Pursuant to the transactions contemplated by the Registration Statement, 1,237,916 shares of Common Stock will be offered to the partners of High Equity Partners-Series 86 (the "Partners").

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock to be sold by the Company to the Partners as described in the Registration Statement have been duly authorized and, upon delivery of such shares, will be validly issued, fully paid and non- assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                                 Very truly yours,

                                                 Rosenman & Colin LLP


                                                 By:__________________________
                                                             A Partner